Exhibit 10.12

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of this          day of                     , 2009 by and between Echo Global Logistics, Inc., a Delaware corporation (the “Company”), and the undersigned officer, director or employee of the Company (“Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining directors’ and officers’ liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers, directors and employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals such as Indemnitee to serve as officers, directors or employees of the Company and to indemnify such officers, directors and employees so as to provide them with the maximum protection permitted by law; and

WHEREAS, this Agreement is being entered into as part of the Indemnitee’s total compensation for serving as an officer, director or employee of the Company, as applicable.

NOW THEREFORE, in consideration for Indemnitee’s services as an officer, director or employee of the Company and the covenants contained herein, the Company and Indemnitee hereby agree as follows:

1.  Indemnification.

(a)  Third Party Proceedings.  The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party or otherwise involved (including involvement as a witness) to any threatened, pending or completed action, suit, proceeding or any alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, by reason of any action or inaction on the part of Indemnitee while a director, officer, employee or agent of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred or suffered by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)  Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party or otherwise involved (including involvement as a witness) to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, by reason of any action or inaction on the part of Indemnitee while a director, officer, employee or agent of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred or suffered by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c)  Actions where Indemnitee is Deceased.  If Indemnitee was or is a party, or is threatened to be made a party, to any proceeding by reason of the fact that he or she is or was a director, officer or employee of the Company or by reason of anything done or not done by Indemnitee in any such capacity, and prior to, during the pendency of, or after completion of, such proceeding, Indemnitee shall die, then the Company shall indemnify, defend and hold harmless the estate, heirs and legatees of Indemnitee against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by such estate, heirs or legatees in connection with the investigation, defense, settlement or appeal of such proceeding on the same basis as provided for Indemnitee in subsections (a) and (b) of this Section 1.

(d)  Mandatory Payment of Expenses.  To the extent that Indemnitee has served as a witness on behalf of the Company or has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

2.  Agreement to Serve.  In consideration of the protection afforded by this Agreement, if Indemnitee is a director of the Company, he or she agrees to serve at least for the six months after the effective date of this Agreement as a director and not to resign voluntarily during such period without the written consent of a majority of the Board of Directors of the Company.  If Indemnitee is an officer of the Company not serving under an employment contract, he or she agrees to serve in such capacity at least for the balance of the current fiscal year of the Company and not to resign voluntarily during such period without the written consent of a majority of the Board of Directors of the Company.  Following the applicable period set forth above, Indemnitee agrees to continue to serve in such capacity at the will of the Company (or under separate agreement, if such agreement exists) so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or until such time as he or she tenders his or her resignation in writing.  Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3.  Expenses; Indemnification Procedure.

(a)  Advancement of Expenses.  The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 1(a) or (b) (but not amounts actually paid in settlement of any such action, suit or proceeding).  Indemnitee hereby undertakes to repay such amounts advanced (without interest) only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.  The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.  Such request shall reasonably evidence the expenses and costs incurred by the Indemnitee in connection therewith.  The Company’s obligation to provide an advancement of expenses is subject to the following conditions: (a) if the proceeding arose in connection with Indemnitee’s service as a director or officer, as applicable, then the Indemnitee or his or her representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s financial ability to make repayment, by or on behalf of Indemnitee to repay all advances if and to the extent that it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties and the question that Indemnitee is not entitled to be indemnified for such advances under this Agreement or otherwise; (b) Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee’s power; and (c) Indemnitee shall furnish, upon request by the Company and if required under applicable law, a written affirmation of Indemnitee’s good faith belief that any applicable standards of conduct have been met by Indemnitee.  Indemnitee’s entitlement to such advances shall include those incurred in connection with any proceeding by Indemnitee seeking an adjudication pursuant to this Agreement.

(b)  Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement.   Notice to the Company shall be directed to the Chief Financial Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee).  Notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; or five (5) business days if sent by airmail from a country outside of North America; otherwise notice shall be deemed received when such notice shall actually be received by the Company.  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)  Procedure.  Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days) after receipt of the written request of Indemnitee.  If the Company fails to respond within sixty (60) days of a written request for indemnification, the Company shall be deemed to have approved the request.  If a claim under this Agreement, under any statute or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification is not paid in full by the Company within forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days) after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at anytime thereafter, bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 14 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.  However, Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.  It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)  Notice to Insurers.  If, at the time of the receipt of a notice of a claim pursuant to Section 3(b), the Company has directors and officers liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)  Selection of Counsel.  In the event the Company shall be obligated under Section 3(a) to advance the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election and approval of counsel by Indemnitee, which approval shall not be unreasonably withheld.  After the delivery of such notice, approval of such counsel by Indemnitee and retention of such counsel by the

Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, except as provided below.  The Indemnitee shall have the right to employ his or her own counsel in any such proceeding at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a material conflict of interest between the Company and Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, in each of which case the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

4.  Additional Indemnification Rights; Nonexclusivity.

(a)  Scope.  Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, by the Company’s Certificate of Incorporation or Bylaws or by statute.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer or employee of the Company, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer or employee of the Company, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)  Nonexclusivity.  The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation or Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware (the “DGCL”) or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

5.  Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such actual and reasonable expenses, judgments, fines or penalties to which Indemnitee is entitled.

6.  Mutual Acknowledgement.  Both the Company and Indemnitee acknowledge that in certain instances Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers and employees under this Agreement or otherwise.

Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7.  Directors and Officers Liability Insurance.

(a)  The Company shall obtain and maintain a policy or policies of insurance (“D&O Liability Insurance”) with reputable insurance companies providing liability insurance for directors and officers of the Company in their capacities as such (and for any capacity in which any director or officer of the Company serves any other person or entity at the request of the Company), in respect of acts or omissions occurring while serving in such capacity, on terms with respect to coverage and amount (including with respect to the payment of expenses) no less favorable than those of such policy in effect on the date hereof except for any changes approved by the Board of Directors of the Company.

(b) Indemnitee shall be covered by the Company’s D&O Liability Insurance policies as in effect from time to time in accordance with the applicable terms to the maximum extent of the coverage available for any other director or officer under such policies. The Company shall, promptly after receiving notice of a proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), give notice of such proceeding to the insurers under the Company’s D&O Liability Insurance policies in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(c) Upon request by Indemnitee, the Company shall provide to Indemnitee copies of the D&O Liability Insurance policies as in effect from time to time. The Company shall promptly notify Indemnitee of any material changes in such insurance coverage.

8.  Presumptions and Burdens of Proof; Effect of Certain Proceedings.

(a)  In making any determination as to Indemnitee’s entitlement to indemnification hereunder, Indemnitee shall be entitled to a presumption that he is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 3(c), and the Company shall have the burdens of coming forward with evidence and of persuasion to overcome that presumption.

(b)  The termination of any proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption (i) that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, (ii) that with respect to any criminal proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful or (iii) that Indemnitee did not otherwise satisfy the applicable standard of conduct to be indemnified pursuant to this Agreement.

(c)  For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or other person or entity, as applicable, including financial statements, or on information supplied to Indemnitee by the officers of such person or entity in the course of their duties, or on the advice of legal counsel for such entity or on information or records given or reports made to such entity by an independent certified public accountant, appraiser or other expert selected with reasonable care by such entity.  The provisions of this Section 8(c) shall not be deemed to be exclusive or to limit in any way other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct to be indemnified pursuant to this Agreement.

(d)  The knowledge or actions or failure to act of any other director, officer, employee or agent of the Company or other person or entity, as applicable, shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

9.             Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  The provisions of this Agreement shall be severable as provided in this Section 9.  If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

10.           Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the DGCL, but such indemnification or advancement of expenses may be provided by the Company in specific cases if its Board of Directors has approved the initiation or bringing of such suit; or

(b)           Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

(c)           Insured Claims.  To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors and officers liability insurance maintained by the Company;

(d)           Claims under Section 16(b).  To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

(e)           Non-compete and Non-disclosure.  To indemnify Indemnitee for expenses or liabilities with respect to proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Company.

11.  Construction of Certain Terms and Phrases.

(a)  For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Company, which constituent corporation, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)  For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan or its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

12.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

13.  Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

14.  Attorneys’ Fees.  In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action was made not in good faith or was frivolous.

15.  Notice.  Except as provided in Section 3(b), all notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

16.  Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

17.  Choice of Law.  This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware without regard to the conflict of law principles thereof.

18.  Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

19.  Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

20.  Retroactivity.  This Agreement shall be deemed to have been in effect during all periods that Indemnitee was a director, officer or employee of the Company, regardless of the date of this Agreement.

21.  Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in a writing signed by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

22.  Integration and Entire Agreement.  Subject to the provisions of Section 4, this Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ECHO GLOBAL LOGISTICS, INC.,
a Delaware corporation

By:
Name:
Title:

Address for notice:

600 West Chicago Avenue, Suite 725 Chicago, Illinois 60654

AGREED TO AND ACCEPTED:

INDEMNITEE:

By:
Name:
Title:

Address for notice:
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